                                                                         EX 99-1
[LOGO OF MELLON]                                           News Release

      Contact:  MEDIA:              ANALYSTS:          Corporate Affairs
                Stephen K. Dishart  Donald J. MacLeod  One Mellon Bank Center
                (412) 234-0850      (412) 234-5601     Pittsburgh, PA 15258-0001
                Tilda H. Walsh      David T. Lamar
                (412) 234-5873      (412) 234-4633
- --------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE


               MELLON REPORTS RECORD FIRST QUARTER 1996 EARNINGS
               -------------------------------------------------

                                               First Quarter
Financial Highlights                          1996       1995     Change
- ------------------------------------------------------------------------
Earnings per common share (primary)          $1.24      $1.08      15%
Earnings per common share (fully diluted)    $1.24      $1.07      16%
Return on common equity*                     19.7%      17.6%     210bp
Return on tangible common equity*            30.1%      27.1%     300bp
Return on assets*                            1.76%      1.77%     (1)bp
Return on tangible assets*                   1.99%      2.02%     (3)bp
- ------------------------------------------------------------------------
* Annualized


PITTSBURGH, April 16, 1996 -- Mellon Bank Corporation (NYSE:MEL) today reported record first quarter 1996 earnings per common share of $1.24 and net income applicable to common stock of $169 million, compared with $1.08 per common share and $160 million in the first quarter of 1995. Annualized return on common shareholders' equity and return on assets were 19.7 percent and 1.76 percent, respectively, in the first quarter of 1996, compared with 17.6 percent and 1.77 percent, respectively, in the first quarter of 1995.

   "Our outstanding earnings performance throughout 1995 provided an excellent platform for continued earnings momentum in 1996," said Frank V. Cahouet, chairman, president and chief executive officer. "Our returns on tangible common equity and assets are among the highest in the banking industry, reflecting the value of the franchise we've built."

                                     -more-

Mellon Reports Earnings
April 16, 1996
Page 2



   Results for the first quarter of 1996 included a $28 million gain from the securitization of $650 million of home equity loans that occurred in late March. The gain was offset by $22 million of staff expense resulting from the early retirement enhancement program completed in the first quarter of 1996 and severance expense; and $6 million of expense related to the further reconfiguration of the retail delivery system. Earnings per common share in the first quarter of 1996 also reflect the common share repurchases over the last year. Average common stock and common stock equivalents used in the computation of primary earnings per share in the first quarter of 1996 totaled 136.5 million shares, compared with 148.8 million shares in the first quarter of 1995, an 8 percent decrease.

   Net interest revenue for the quarter was $363 million, down $26 million, or 6 percent, from $389 million in the same prior-year period. This reduction resulted primarily from the fourth quarter 1995 credit card securitization and repurchase of common shares over the last year. Fee revenue was $503 million, up $104 million, or 26 percent, from $399 million in the first quarter of 1995. The increase in fee revenue was attributable to the gain on the securitization of home equity loans, as well as to higher mutual fund management revenue and institutional trust fees. In addition, the increase in fee revenue reflects higher mortgage servicing fees and increased credit card revenue. The increase in credit card revenue resulted from the credit card securitization.

   Operating expense for the first quarter of 1996 was $560 million, up $65 million, or 13 percent, from $495 million in the first quarter of 1995. The increase primarily resulted from higher staff expense including the retirement enhancement program, higher amortization expense from purchased mortgage servicing rights and the expense related to the retail delivery system reconfiguration, offset in part by lower FDIC deposit insurance assessment expense.

                                     -more-

Mellon Reports Earnings
April 16, 1996
Page 3



   The provision for credit losses was $25 million in the first quarter of 1996, an increase of $5 million from the prior-year period. Net credit losses were $28 million, up $2 million from $26 million in the first quarter of 1995.

   Nonperforming assets totaled $250 million at March 31, 1996, compared with $236 million at Dec. 31, 1995, and $243 million at March 31, 1995. The Corporation's nonperforming assets ratio at March 31, 1996, was .93 percent, compared with .85 percent at Dec. 31, 1995, and .91 percent at March 31, 1995.

   With balance sheet assets of more than $41 billion and assets under management or administration of more than $1 trillion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh; its primary subsidiary is Mellon Bank, N.A. Mellon provides a full range of banking and investment products and services to individuals and small, midsize and large businesses and institutions. Its principal mutual fund business is The Dreyfus Corporation.

                                      ###


               NOTE:  Detailed supplemental information follows.

Mellon Reports Earnings
April 16, 1996
Page 4


Tangible Operating Results
- --------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles which are amortized in future years into operating expense. Had the Corporation accounted for these business combinations under the pooling of interests method, these intangibles and their related amortization would not have been recorded. The tangible operating results are shown in the table below.

                                                 Quarter ended
                                                   March 31,
(in millions)                                   1996       1995     Change
- ---------------------------------------------------------------------------
Net income applicable to common stock       $    169   $    160   $      9
After tax impact of amortization of
   intangibles from purchase acquisitions         19         18          1
- ---------------------------------------------------------------------------
  Tangible net income applicable to
         common stock                       $    188   $    178   $     10
- ---------------------------------------------------------------------------
Average common equity                       $  3,459   $  3,700   $   (241)
Average goodwill and other intangibles           946      1,026         80
- ---------------------------------------------------------------------------
    Average tangible common equity          $  2,513   $  2,674   $   (161)

Return on tangible common equity                30.1%      27.1%       300 bp
- ---------------------------------------------------------------------------


Average total assets                        $ 40,848   $ 38,886   $  1,962
Average goodwill and other intangibles           946      1,026         80
- ---------------------------------------------------------------------------
    Average tangible assets                 $ 39,902   $ 37,860   $  2,042

Return on tangible assets                       1.99%      2.02%        (3)bp
- ---------------------------------------------------------------------------

Average common shares and equivalents
  outstanding (primary)(000)                 136,506    148,766    (12,260)
- ---------------------------------------------------------------------------

Mellon Reports Earnings
April 16, 1996
Page 5


Net Interest Revenue
- --------------------
                                               Quarter ended
                                                 March 31,
(in millions)                                 1996       1995   Change
- ------------------------------------------------------------------------
Net interest revenue (FTE)                $    366   $    392   $    (26)
Net interest margin (FTE)                     4.35%      4.80%       (45)bp
Average securities                        $  5,339   $  4,890   $    449
Average loans                             $ 27,058   $ 26,670   $    388
Average interest-earning assets           $ 33,825   $ 33,106   $    719
- ------------------------------------------------------------------------

The decrease in net interest revenue and the net interest margin in the first quarter of 1996, compared with the first quarter of 1995, resulted from the effect of the November 1995 $950 million credit card securitization and funding costs related to the repurchase of common stock. Excluding the effect of the credit card securitization and common stock repurchases, net interest revenue for the first quarter of 1996 would have been approximately $400 million. The foregone net interest revenue from the credit card securitization is substantially offset by higher servicing fee revenue and lower net credit losses. Net interest revenue in the first quarter of 1996 was favorably impacted by loan growth, higher loan fees and a higher level of retail demand deposits which were partially offset by the migration of retail customers from lower cost deposit products to higher cost products.

Average loans increased $388 million in the first quarter of 1996, compared with the prior-year period, as a result of an increase in substantially all loan categories, which more than offset a decrease of $775 million in jumbo residential mortgage loans and $460 million in credit card loans. The decrease in jumbo residential mortgage loans primarily resulted from loan sales while the decrease in credit card loans resulted from the securitization. The average level of retail loans will be impacted in future periods by the March 29, 1996 securitization of $650 million of home equity loans.

Mellon Reports Earnings
April 16, 1996
Page 6


Credit Quality Expense and Net Credit Losses
- --------------------------------------------
                                                                            Quarter ended
                                                                               March 31,
(in millions)                                                                1996    1995   Change
- --------------------------------------------------------------------------------------------------
Provision for credit losses                                                 $  25   $  20     $  5
Net revenue from acquired property                                             (8)     (4)       4
- --------------------------------------------------------------------------------------------------
   Credit quality expense                                                   $  17   $  16     $  1
- --------------------------------------------------------------------------------------------------
Net credit losses (recoveries)(a):
 Domestic:
  Credit card                                                               $  16   $  27     $(11)
  Other consumer credit                                                         5       4        1
  Commercial real estate                                                        3       -        3
  Commercial and financial                                                      5      (3)       8
- --------------------------------------------------------------------------------------------------
   Total domestic                                                              29      28        1
 International                                                                 (1)     (2)       1
- --------------------------------------------------------------------------------------------------
   Total net credit losses                                                  $  28   $  26     $  2
- --------------------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                                                             .41%    .40%       1bp
- --------------------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets and assets held for accelerated resolution.

Credit quality expense increased $1 million in the first quarter of 1996, compared with the prior-year period, as a $5 million increase in the provision for credit losses was primarily offset by a $4 million increase in net revenue from acquired property.

The $2 million increase in net credit losses compared with the first quarter of 1995 resulted from a higher level of commercial net credit losses primarily offset by lower credit card net credit losses. The reduction in credit card net credit losses resulted from the December 1995 transfer of certain CornerStone(sm) credit card loans, that have a history of delinquency, into an accelerated resolution portfolio. The net carrying value of the accelerated resolution portfolio at March 31, 1996, was $65 million, compared with $82 million at year-end 1995. The credit card securitization in the fourth quarter of 1995 was also a factor in the reduction of credit card net credit losses.

Mellon Reports Earnings
April 16, 1996
Page 7

Noninterest Revenue
- -------------------
                                           Quarter ended
                                             March 31,
(in millions)                              1996    1995   Change
- -----------------------------------------------------------------
Fee revenue:
Trust and investment management:
  Mutual fund:
    Management                             $  83  $  71     $ 12
    Administration/Custody                    27     30       (3)
  Institutional trust                         59     51        8
  Institutional asset management              34     34        -
  Private asset management                    38     33        5
- -----------------------------------------------------------------
    Total trust and investment
     management fees                         241    219       22
Cash management and deposit
 transaction charges                          49     47        2
Mortgage servicing fees                       41     25       16
Credit card fees                              33     19       14
Foreign currency and securities trading       21     24       (3)
Other                                        118     65       53
- -----------------------------------------------------------------
    Total fee revenue                        503    399      104
Gains (losses) on sale of securities           1     (1)       2
- -----------------------------------------------------------------
    Total noninterest revenue              $ 504  $ 398     $106
- -----------------------------------------------------------------

Noninterest revenue increased $106 million, or 26%, in the first quarter of 1996, compared with the prior-year period.

The $22 million increase in trust and investment management fees in the first quarter of 1996, compared with the prior-year period, primarily resulted from a $12 million, or 17%, increase in mutual fund management revenue and an $8 million, or 14%, increase in institutional trust fees. The higher revenue from the management of mutual funds resulted from a higher average level of mutual fund assets managed and lower fee waivers at Dreyfus. Average proprietary funds managed at Dreyfus in the first quarter of 1996 were $81 billion, compared with $68 billion in the first quarter of 1995. This increase primarily resulted from higher average institutional money market funds and equity funds. The increase in institutional trust revenue resulted from new business, including the 1995 acquisition of two corporate trust businesses.

Mellon Reports Earnings
April 16, 1996
Page 8


The increase in mortgage servicing fees in the first quarter of 1996, compared with the prior-year period, resulted from the acquisition of mortgage servicing rights including the third quarter 1995 acquisition of Metmor Financial, Inc.

Credit card revenue increased in the first quarter of 1996, compared with the first quarter of 1995, as a result of servicing fee revenue from the securitized credit card receivables. The decrease in foreign currency and securities trading fee revenue in the first quarter of 1996, compared to the prior-year period, was attributable to lower foreign exchange fees earned, partially offset by higher securities trading account fee revenue.

Other fee revenue increased $53 million in the first quarter of 1996, compared with the prior-year period. This increase primarily resulted from the $28 million gain on the home equity loan securitization, a $14 million increase in gains on disposition of assets and sales of equity securities, and a $10 million increase in fees relating to the electronic filing of income tax returns.

Mellon Reports Earnings
April 16, 1996
Page 9

Operating Expense
- -----------------
                                                     Quarter ended
                                                       March 31,
(dollar amounts in millions)                         1996     1995    Change
- -----------------------------------------------------------------------------
Staff expense                                        $ 277    $ 240     $ 37
Net occupancy expense                                   56       51        5
Professional, legal and other purchased services        47       38        9
Equipment expense                                       35       34        1
Amortization of mortgage servicing rights
 and purchased credit card relationships                28       13       15
Amortization of goodwill
 and other intangible assets                            25       24        1
FDIC assessment and regulatory examination fees          1       15      (14)
Other expense                                           99       84       15
- -----------------------------------------------------------------------------
   Operating expense before the net revenue
    from acquired property                             568      499       69
- -----------------------------------------------------------------------------
Net revenue from acquired property                      (8)      (4)      (4)
- -----------------------------------------------------------------------------
   Total operating expense                           $ 560    $ 495     $ 65
- -----------------------------------------------------------------------------
Average full-time equivalent staff                  24,600   24,300      300
- -----------------------------------------------------------------------------
Efficiency ratio (a)                                    65%      63%       2
Efficiency ratio excluding amortization
 of goodwill and other intangible assets                62       60        2
- -----------------------------------------------------------------------------

(a) Operating expense before the net revenue from acquired property as a percentage of revenue, computed on a taxable equivalent basis, excluding gains (losses) on the sale of securities.

Operating expense increased $65 million, or 13%, in the first quarter of 1996, compared with the prior-year period. This increase resulted primarily from increases in staff expense, the amortization of mortgage servicing rights and expense resulting from the ongoing strategic initiatives to reconfigure the retail delivery system. These increases were partially offset by lower FDIC deposit insurance assessment expense. Excluding expense resulting from the early retirement enhancement program, severance and the reconfiguration of the retail delivery system, operating expense increased 8%, compared with the first quarter of 1995.

The increase in staff expense resulted primarily from an $18 million charge for the Corporation's retirement enhancement program, $4 million of severance accruals and an $8 million increase in incentive expense. The early retirement enhancement program, which was offered during the first quarter and concluded on March 31, 1996, enhanced the pensions and health insurance

Mellon Reports Earnings
April 16, 1996
Page 10


of 495 eligible associates electing early retirement, effective April 1, 1996. The increase in the amortization of mortgage servicing rights reflects the increase in the Corporation's mortgage servicing portfolio from March 31, 1995. The $5 million increase in net occupancy expense resulted from expense related to the reconfiguration of the retail delivery system. The increase in professional, legal and other purchased services and other expense reflects business growth as well as expenses resulting from efforts to reengineer lines of business and improve customer service. Partially offsetting these increases was a decrease in the FDIC deposit insurance assessment which resulted from the elimination of this assessment in the first half of 1996 for healthy institutions.

Nonperforming Assets(a)
- -----------------------
                                             March 31,   Dec. 31,   March 31,
(in millions)                                     1996       1995        1995
- -----------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                              $  53      $  61       $  58
  Commercial real estate                            53         39          37
  Other domestic                                    71         67          61
- -----------------------------------------------------------------------------
     Total nonperforming loans                     177        167         156
Acquired property:
  Real estate acquired                              86         87         112
  Reserve for real estate acquired                 (13)       (18)        (26)
- -----------------------------------------------------------------------------
     Real estate acquired, net of reserve           73         69          86
  Other assets acquired                              -          -           1
- -----------------------------------------------------------------------------
     Total acquired property                        73         69          87
- -----------------------------------------------------------------------------
     Total nonperforming assets                  $ 250      $ 236       $ 243
- -----------------------------------------------------------------------------
Nonperforming loans as a percentage of
 total loans                                       .66%       .60%        .58%
Nonperforming assets as a
 percentage of total loans and net
 acquired property                                 .93%       .85%        .91%
- -----------------------------------------------------------------------------

(a) Excludes segregated assets.

The $14 million increase in nonperforming assets from December 31, 1995, resulted primarily from a $10 million increase in nonperforming loans. This increase resulted from additions of commercial real estate loans to nonaccrual status partially offset by credit losses, returns to accrual status and repayments.

Mellon Reports Earnings
April 16, 1996
Page 11


Total nonperforming assets increased $7 million compared with March 31, 1995, as an increase in nonperforming loans was partially offset by a decrease in acquired property.

Reserve for Credit Losses
- -------------------------
                                            March 31,  Dec. 31,   March 31,
(in millions)                                    1996      1995        1995
- ----------------------------------------------------------------------------
Reserve for credit losses (a)                   $ 468     $ 471       $ 601
Reserve as a percentage of total loans          1.74%     1.70%       2.25%
- ----------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.


The $133 million decrease in the reserve for credit losses from March 31, 1995, primarily resulted from credit losses taken on the CornerStone(sm) credit card loans during 1995, including the loans that were transferred to the accelerated resolution portfolio in the fourth quarter.

Selected Capital Data
- ---------------------
(in millions, except             March 31,      Dec. 31,   March 31,
per share amounts)                    1996          1995        1995
- --------------------------------------------------------------------
Common shareholders' equity         $3,384        $3,590      $3,755
Common shareholders' equity
 to assets ratio                     8.14%         8.83%       9.48%

Tangible common shareholders'
 equity                             $2,450        $2,632      $2,740
Tangible common shareholders'
 equity to assets ratio (a)          6.03%         6.63%       7.10%

Total shareholders' equity          $3,819        $4,025      $4,190
Total shareholders' equity
 to assets ratio                     9.19%         9.90%      10.57%

Tier I capital ratio                 7.70%(b)      8.14%       9.49%
Total (Tier I and Tier II)
 capital ratio                      12.20%(b)(c)  11.29%      12.86%
Leverage capital ratio               7.50%(b)      7.80%       8.84%

Book value per common share         $25.55        $26.17      $25.63
Closing common stock price          $55.25        $53.75      $40.75
Market capitalization               $7,317        $7,374      $5,969
- --------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b)  Estimated.
(c) The increase from December 31, 1995, resulted from $550 million of subordinated debt issued in the first quarter of 1996.

Mellon Reports Earnings
April 16, 1996
Page 12


The decrease in the Corporation's common and total shareholders' equity at March 31, 1996, compared with December 31, 1995 and March 31, 1995, resulted from repurchases of common stock offset in part by earnings retention. In addition, asset growth resulted in a decrease in the Corporation's capital ratios compared with the prior-year periods.

In February 1996, the board of directors of the Corporation authorized the repurchase of up to 3.5 million additional shares of common stock to be used to meet current and near-term requirements for its stock-based benefit plans and dividend reinvestment plan. At March 31, 1996, the Corporation had repurchased
 .9 million shares under this authorization. In addition, in February 1996 the Corporation completed the 8 million share repurchase program authorized by the board of directors in the fourth quarter of 1995. Since the beginning of 1995, the Corporation has repurchased 18.3 million common shares, prior to any reissuances, as well as warrants to purchase 4.5 million shares of common stock. Average common stock and stock equivalents used in the computation of primary earnings per share in the first quarter of 1996 totaled 136.5 million shares, compared with 148.8 million shares in the first quarter of 1995, an 8% decrease. At March 31, 1996, common stock and stock equivalents totaled 134.3 million shares.

                                 SUMMARY DATA
                            Mellon Bank Corporation


(dollar amounts in millions,                              Quarter ended
                                     -----------------------------------------------------
except per share amounts;            March 31,  Dec. 31,  Sept. 30,   June 30,   March 31,
common shares in thousands)               1996      1995       1995       1995        1995
                                     -----------------------------------------------------
Selected key data
- -----------------
Net income per common share
 (primary)                            $   1.24  $   1.18    $  1.15    $  1.09     $  1.08
Net income per common share
 (fully diluted)                      $   1.24  $   1.16    $  1.14    $  1.09     $  1.07
Net income applicable to
 common stock                         $    169  $    164    $   166    $   162     $   160
Tangible net income applicable to
 common stock (a)                     $    188  $    182    $   184    $   181     $   178

  Return on common shareholders'
    equity (b)                           19.7%     18.1%      18.0%      17.5%       17.6%
  Return on tangible common
    shareholders' equity (a)(b)          30.1%     27.4%      27.4%      26.6%       27.1%

 Return on assets (b)                    1.76%     1.68%      1.70%      1.75%       1.77%
 Return on tangible assets (a)(b)        1.99%     1.90%      1.92%      1.99%       2.02%

 Common equity to assets (b)             8.14%     8.83%      8.81%      9.10%       9.48%
 Tangible common equity to assets (b)    6.03%     6.63%      6.66%      6.78%       7.10%

Average balances for the period
- -------------------------------
 Money market investments             $  1,290  $  1,206    $ 1,286    $ 1,165     $ 1,230
 Trading account securities                138       283        363        220         316
 Securities                              5,339     5,178      4,938      4,681       4,890
 Loans                                  27,058    27,747     27,774     27,076      26,670
 Total interest-earning assets          33,825    34,414     34,361     33,142      33,106
 Total assets                           40,848    41,141     40,955     39,370      38,886
 Total tangible assets                  39,902    40,183     39,970     38,366      37,860
 Deposits                               29,274    28,946     28,417     27,100      27,318
 Total interest-bearing liabilities     27,986    28,629     28,159     27,236      27,050
 Common shareholders' equity             3,459     3,610      3,648      3,726       3,700
 Tangible common shareholders' equity    2,513     2,652      2,663      2,722       2,674
 Total shareholders' equity              3,894     4,045      4,083      4,161       4,135

Computation of net income per common share (primary)
- ------------------------------------------------------          Quarter ended
                                                                   March 31,
                                                             -------------------
                                                                 1996       1995
                                                             --------   --------
 Net income applicable to common stock                       $    169   $    160
                                                             ========   ========

 Average common shares outstanding                            134,670    146,913
 Other common stock equivalents, net of
  shares assumed repurchased:
   Stock options                                                1,836      1,444
   Warrants                                                         -        409
                                                             --------   --------
   Total stock and stock equivalents (c)                      136,506    148,766
                                                             ========   ========
 Net income per common share                                 $   1.24   $   1.08
                                                             ========   ========

- -----------------------
(a) Tangible net income applicable to common stock, return on tangible common shareholders' equity and return on tangible assets, exclude the after tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(b) Annualized.  All amounts are based on unrounded numbers.
(c) Fully diluted stock and stock equivalents were 136,721 and 149,963 for the first quarter of 1996 and 1995, respectively.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                                                                    Quarter ended
(in millions, except per                                                               March 31,
share amounts)                                                                  -----------------------
                                                                                 1996              1995
                                                                                -----             -----
Interest revenue
- ----------------
Interest and fees on loans (loan fees of $24 and $16)                           $ 566             $ 583
Interest-bearing deposits with banks                                                9                 7
Federal funds sold and securities under resale agreements                           6                11
Other money market investments                                                      2                 -
Trading account securities                                                          2                 6
Securities                                                                         88                78
                                                                                -----             -----
     Total interest revenue                                                       673               685


Interest expense
- ----------------
Interest on deposits                                                              218               205
Federal funds purchased and securities
 under repurchase agreements                                                       27                29
Other short-term borrowings                                                        37                34
Notes and debentures                                                               28                28
                                                                                -----             -----
     Total interest expense                                                       310               296
                                                                                -----             -----
     Net interest revenue                                                         363               389
Provision for credit losses                                                        25                20
                                                                                -----             -----
     Net interest revenue after provision for credit losses                       338               369


Noninterest revenue
- -------------------
Trust and investment management fees                                              241               219
Cash management and deposit transaction charges                                    49                47
Mortgage servicing fees                                                            41                25
Credit card fees                                                                   33                19
Foreign currency and securities trading                                            21                24
Other                                                                             118                65
                                                                                -----             -----
     Total fee revenue                                                            503               399
Gains (losses) on sale of securities                                                1                (1)
                                                                                -----             -----
     Total noninterest revenue                                                    504               398


Operating expense
- -----------------
Staff expense                                                                     277               240
Net occupancy expense                                                              56                51
Professional, legal and other purchased services                                   47                38
Equipment expense                                                                  35                34
Amortization of mortgage servicing rights and purchased
  credit card relationships                                                        28                13
Amortization of goodwill and other intangible assets                               25                24
Other expense                                                                     100                99
Net revenue from acquired property                                                 (8)               (4)
                                                                                -----             -----
          Total operating expense                                                 560               495
                                                                                -----             -----
          Income before income taxes                                              282               272
Provision for income taxes                                                        103               102
                                                                                -----             -----
          Net income                                                              179               170
Dividends on preferred stock                                                       10                10
                                                                                -----             -----
          Net income applicable to common stock                                 $ 169             $ 160
                                                                                =====             =====

Net income per common share (primary)                                           $1.24             $1.08
                                                                                =====             =====
Net income per common share (fully diluted)                                     $1.24             $1.07
                                                                                =====             =====

                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation

(dollar amounts in millions)                 March 31,   Dec. 31,   March 31,
                                                  1996       1995        1995
                                            ----------  ---------  ----------
Assets
- ------
Cash and due from banks                        $ 2,749    $ 2,342     $ 2,130
Money market investments                         1,535        860         948
Trading account securities                         168         62         233
Securities:
 Available for sale                              3,164      2,913       2,112
 Investment (approximate fair value
  of $2,608, $2,554 and $3,103)                  2,628      2,519       3,198
Loans, net of unearned discount of
  $57, $44 and $63                              26,857     27,690      26,696
Reserve for credit losses                         (468)      (471)       (601)
Premises and equipment                             555        556         552
Acquired property, net of reserves of
 $13, $18 and $26                                   73         69          87
Goodwill and other intangibles                     934        958       1,014
Mortgage servicing rights and purchased
 credit card relationships                         701        682         375
Other assets                                     2,686      2,466       2,875
                                               -------    -------     -------
     Total assets                              $41,582    $40,646     $39,619
                                               =======    =======     =======

Liabilities
- -----------
Deposits in domestic offices                   $26,572    $24,870     $23,279
Deposits in foreign offices                      3,326      4,391       3,726
Short-term borrowings                            4,163      4,317       4,660
Other liabilities                                1,730      1,600       2,172
Notes and debentures (with original
 maturities over one year)                       1,972      1,443       1,592
                                               -------    -------     -------
     Total liabilities                          37,763     36,621      35,429

Shareholders' equity
- --------------------
Preferred stock                                    435        435         435
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 200,000,000 shares
   Issued - 147,165,480 shares                      74         74          74
  Additional paid-in capital                     1,854      1,850       1,856
  Retained earnings                              2,207      2,118       1,867
  Warrants                                           -          -          37
  Net unrealized gain (loss) on assets
   available for sale, net of tax                  (23)        18         (53)
  Treasury stock of 14,722,287; 9,978,407
   and 678,826 shares at cost                     (728)      (470)        (26)
                                               -------    -------     -------
     Total common shareholders' equity           3,384      3,590       3,755
                                               -------    -------     -------
     Total shareholders' equity                  3,819      4,025       4,190
                                               -------    -------     -------
     Total liabilities and shareholders'
      equity                                   $41,582    $40,646     $39,619
                                               =======    =======     =======